Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

CANTEL MEDICAL LLC

June 2, 2021

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. Name. The name of the limited liability company is:

Cantel Medical LLC

2. Registered Office; Registered Agent. The address of the registered office of the limited liability company in the State of Delaware is located at:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name of the registered agent at such address upon whom process against this limited liability company may be served is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3. Effective Time. The conversion to a limited liability company is to become effective at 8:40 a.m. Eastern Time on June 2, 2021.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

By:	CANYON HOLDCO, INC.
its sole member

By:	/s/ Jeff Mann
Jeff Mann
Secretary

Signature Page to Certificate of Formation of Cantel Medical LLC